EXHIBIT 99.1

Jerrold J. Pellizzon	Phil Bourdillon/Gene Heller
Chief Financial Officer	Silverman Heller Associates
(714) 549-0421	(310) 208-2550

CERADYNE, INC. REPORTS SECOND QUARTER, SIX-MONTH
2009 FINANCIAL RESULTS

Costa Mesa, Calif.–July 28, 2009–Ceradyne, Inc. (Nasdaq: CRDN) reported financial results for the second quarter and six months ended June 30, 2009.

Sales for the second quarter 2009 were $95.3 million, compared with $185.0 million in second quarter 2008. Net loss for the three months ended June 30, 2009 was $11.2 million, or $0.44 per basic share. The loss included special charges that had a negative impact by reducing earnings per share by approximately $0.48 for the second quarter. The special charges totaled $15.3 million during the second quarter which included a pre-tax $10.9 million restructuring charge for the closure of its plant in Bazet, France and other severance expenses, a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit to reflect the current industry and economic environment and accelerated depreciation of $0.6 million resulting from a revision of the estimated useful lives of certain assets. The Company believes that it will meet its most recent guidance issued on June 9, 2009 of approximately $0.70 per fully diluted share on sales of $420 to $440 million. The forward looking estimated fully diluted earnings per share guidance does not include the restructuring and impairments described above. The Company estimates that the impact of the anticipated total restructuring and impairment pre-tax charges for all of 2009 will be $0.55 per fully diluted share.

Gross profit margin was 24.2% of net sales in second quarter 2009 compared to 40.8% in the same period in 2008. The benefit for income taxes was 18.2% in second quarter 2009, compared to a provision for income taxes of 36.3% in the same period in 2008.

Sales for the six months ended June 30, 2009 were $195.0 million, compared with $373.5 million in the same period last year. Net loss for the six months ended June 30, 2009 was $10.5 million, or $0.41 per basic share. The loss included special charges that had a negative impact by reducing earnings per share by approximately $0.51 for the six months ended June 30, 2009. The special charges totaled $16.3 million during the six month period ending June 30, 2009 which included a pre-tax $11.8 million restructuring charge for the closure of its plant in Bazet, France and other severance expenses and a non-cash pre-tax impairment charge of $3.8 million to write down the value of goodwill of its Ceradyne Canada reporting unit to reflect the current industry and economic environment and accelerated depreciation of $0.6 million resulting from a revision of the estimated useful lives of certain assets.

Gross profit margin was 23.9% of net sales in the six months ended June 30, 2009 compared to 39.4% in the same period in 2008. The benefit for income taxes was 16.2% in the first six months ended June 30, 2009, compared to a provision for income taxes of 36.2% in the same period in 2008.

New bookings for second quarter 2009 were $79.5 million, compared to $145.4 million for the same period last year. For the first six months of 2009, new bookings were $230.1 million, compared to $395.3 million for the comparable period last year.

Total backlog as of June 30, 2009 was $163.8 million, compared to total backlog at June 30, 2008 of $223.3 million.

Joel P. Moskowitz, Ceradyne president and chief executive officer, commented: “Although Ceradyne reported a quarterly loss for the first time since 1994, this loss was caused by restructuring charges such as the anticipated Bazet, France, plant closure, severance expenses, and impairment charges. Without these charges, the quarter would have been modestly profitable. We continue to believe that we will meet our June 9, 2009 guidance of approximately $0.70 per fully diluted share on sales of $420 to $440 million. This guidance does not include certain restructuring and impairment charges such as the closure of our French operation, other serverance expenses and the write off of goodwill.

Moskowitz further commented: “Although we continue to see weakness in many of our markets on a year-over-year comparison, we are guardedly optimistic that we have seen the worst of the recessionary downturn. Our more positive outlook is based on the significantly reduced inventory levels of our customers and what we believe is the initial acceptance of certain new non-defense products. However, we continue to be concerned with the lack of visibility regarding possible 2010 XSAPI releases.”

Moskowitz went on to say: “During the second quarter, the Company achieved several milestones.

•
On June 9, 2009, we announced the acquisition of substantially all of the business and assets of the ballistic helmet manufacturer Diaphorm Technologies, LLC based in Salem, New Hampshire. On the same day, we submitted our proposal to the U.S. Marine Corps for a state-of-the-art Enhanced Combat Helmet (ECH) for both the Marines and the Army.

•	On July 23, 2009, we announced the award to Ceradyne of Developmental Test Helmets (ECH) from the U.S. Marine Corps Systems Command (MARCORSYSCOM).

•
Ceradyne’s ESK Ceramics is in final discussions with local employee representatives regarding the terms of closing its Bazet, France operation. Pending certain final approvals, we anticipate ceasing all production there towards the end of 2009 and relocating the majority of the operation to our Kempten, Germany, facility with the possibility of establishing a China operation in conjunction with our Tianjin plant. For the first 6 months of 2009, the Bazet, France, operation lost approximately $1.6 million on a pre-tax basis.

•	In the second quarter 2009, we continued Ceradyne’s ‘right-sizing’ strategy with some further headcount reductions and operational consolidation.

•
In Q2, we continued our stock buyback announced last year as well as initiating a program to buy back our convertible debentures at a discount. In Q2, we bought back 207,000 common shares for $3.8 million, and $24.5 million worth of our bonds at a discounted amount of $20.3 million.

Ceradyne will host a conference call today at 8:00 a.m. PDT (11:00 a.m. EDT) to discuss its 2009 second  quarter results. To participate in the teleconference, please call toll free 877-717-3046 (or 706-634-6364 for international callers) approximately 10 minutes prior to the above start time and provide Conference ID 20553198. Investors or other interested parties may listen to the teleconference live via the Internet at www.ceradyne.com or www.earnings.com. These web sites will also host an archive of the teleconference. A telephonic playback will be available beginning at 11:00 a.m. PDT today through 11:00 a.m. PDT on July 30, 2009. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 20553198.

Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, automotive/diesel and commercial applications. Additional information can be found at the Company’s web site: www.ceradyne.com.

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and the future performance of Ceradyne that involve risks and uncertainties that could cause actual results to differ materially from those projected. Words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions are intended to identify forward-looking statements. These risks and uncertainties are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and its quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date thereof.

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CERADYNE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
NET SALES	$95,267	$184,975	$195,039	$373,512
COST OF GOODS SOLD	72,203	109,414	148,388	226,422
Gross profit	23,064	75,561	46,651	147,090
OPERATING EXPENSES
Selling	6,978	8,668	13,885	16,523
General and administrative	10,475	11,690	20,197	23,505
Research and development	3,272	3,445	6,650	6,452
Restructuring - plant closure and severance	10,904	-	11,843	-
Goodwill impairment	3,832	-	3,832	-
	35,461	23,803	56,407	46,480
INCOME (LOSS) FROM OPERATIONS	(12,397)	51,758	(9,756)	100,610

OTHER INCOME (EXPENSE):
Interest income	795	1,792	1,523	4,501
Interest expense	(1,864)	(1,900)	(3,949)	(3,914)
Gain on early extinguishment of debt	1,785	-	1,785	-
Loss on auction rate securities	(1,527)	(440)	(1,631)	(587)
Miscellaneous	(494)	10	(497)	1,320
	(1,305)	(538)	(2,769)	1,320

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(13,702)	51,220	(12,525)	101,930
PROVISION (BENEFIT) FOR INCOME TAXES	(2,492)	18,578	(2,023)	36,937
NET INCOME (LOSS)	$(11,210)	$32,642	$(10,502)	$64,993
BASIC INCOME (LOSS) PER SHARE	$(0.44)	$1.24	$(0.41)	$2.43
DILUTED INCOME (LOSS) PER SHARE	$(0.44)	$1.23	$(0.41)	$2.41

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	25,711	26,285	25,766	26,718
DILUTED	25,711	26,539	25,766	26,984

CERADYNE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
	June 30, 2009	December 31, 2008
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$137,624	$215,282
Restricted cash	2,702	2,702
Short-term investments	63,679	6,140
Accounts receivable, net of allowances for doubtful accounts of $731
and $686 at June 30, 2009 and December 31, 2008, respectively	68,364	64,631
Other receivables	4,569	5,316
Inventories, net	98,703	101,017
Production tooling, net	13,343	14,563
Prepaid expenses and other	24,802	24,170
Deferred tax asset	14,738	11,967
TOTAL CURRENT ASSETS	428,524	445,788
PROPERTY, PLANT AND EQUIPMENT, net	249,774	251,928
LONG TERM INVESTMENTS	25,383	24,434
INTANGIBLE ASSETS, net	90,844	84,384
GOODWILL	43,638	45,324
OTHER ASSETS	2,333	2,669
TOTAL ASSETS	$840,496	$854,527

CURRENT LIABILITIES
Accounts payable	$32,686	$22,954
Accrued expenses	20,414	21,999
TOTAL CURRENT LIABILITIES	53,100	44,953
LONG-TERM DEBT	83,460	102,631
EMPLOYEE BENEFITS	19,921	19,088
OTHER LONG TERM LIABILITY	47,609	41,816
DEFERRED TAX LIABILITY	6,381	7,045
TOTAL LIABILITIES	210,471	215,533

COMMITMENTS AND CONTINGENCIES (Note 15)

SHAREHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 authorized, 25,684,310 and 25,830,374 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	257	259
Additional paid-in capital	162,402	163,291
Retained earnings	451,239	461,741
Accumulated other comprehensive income	16,127	13,703
TOTAL SHAREHOLDERS’ EQUITY	630,025	638,994
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$840,496	$854,527

CERADYNE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Six Months Ended June 30,
	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(10,502)	$64,993
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and amortization	19,359	18,063
Non cash interest expense on convertible debt	1,981	1,896
(Gain) on early extinguishment of debt	(1,785)	-
Payments of accreted interest on repurchased convertible debt	(2,576)	-
Deferred income taxes	(2,457)	(448)
Stock compensation	1,777	1,392
Loss on marketable securities	1,631	587
Goodwill impairment	3,832	-
Loss on equipment disposal	174	29
Change in operating assets and liabilities (net of effect of businesses acquired):
Accounts receivable, net	(3,187)	9,701
Other receivables	758	(2,117)
Inventories, net	4,024	(4,480)
Production tooling, net	1,224	4,252
Prepaid expenses and other assets	(315)	(8,323)
Accounts payable and accrued expenses	8,655	(4,500)
Income taxes payable	(219)	550
Other long term liability	693	477
Employee benefits	670	685
NET CASH PROVIDED BY OPERATING ACTIVITES	23,737	82,757

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(12,331)	(27,608)
Changes in restricted cash	-	(28)
Purchases of marketable securities	(118,505)	-
Proceeds from sales and maturities of marketable securities	61,166	21,191
Cash paid for acquisitions	(9,655)	(3,896)
Proceeds from sale of equipment	72	1
NET CASH USED IN INVESTING ACTIVITIES	(79,253)	(10,340)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock due to exercise of options	9	298
Excess tax benefit due to exercise of stock options	7	280
Shares repurchased	(4,647)	(34,919)
Reduction on long term debt	(17,726)	-
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(22,357)	(34,341)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	215	1,800
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(77,658)	39,876
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	215,282	155,103
CASH AND CASH EQUIVALENTS, END OF PERIOD	$137,624	$194,979

SUPPLEMENTAL DISCLOSURES OF CASH FLOW ACTIVITIES:
Interest paid	$1,554	$1,742
Income taxes paid	$428	$43,774

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